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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549



                                  FORM 8-K



                               CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES AND EXCHANGE ACT OF 1934



    Date of Report (Date of earliest event reported): FEBRUARY 26, 1996
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                         UNO RESTAURANT CORPORATION
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           (Exact name of registrant as specified in its charter)


                                  DELAWARE
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               (State or other jurisdiction of incorporation)


        1-9573                                           04-2953702
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(Commission File Number)                    (I.R.S. Employer Identification No.)


          100 CHARLES PARK ROAD, WEST ROXBURY, MASSACHUSETTS  02132
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     (Address of principal executive offices)               (Zip Code)


     Registrant's telephone number, including area code: (617) 323-9200
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        (Former name or former address, if changed since last report)

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Item 5.  Other Events.

Uno Restaurant Corporation (the "Company") announced on February 26,
1996 that it will adopt Financial Accounting Standard No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (FAS 121) in the second fiscal quarter ending March 31, 1996. The Company is not required to adopt FAS 121 until fiscal 1997.

The Company expects to incur a FAS 121 after-tax charge in the amount of $2.5 million for the write-down of three "Uno Pizza Takery's," a quick-serve concept which has been under test for 18 months, the partial write-down of its investment, including trademarks and goodwill, in three Bay Street Grill restaurants acquired in December 1994, and the write-down of a full-service Pizzeria Uno restaurant. As a result of the FAS 121 charge, the Company expects to report a net loss in the second fiscal quarter ending March 31, 1996. For the second fiscal quarter last year, the Company reported net income of $1,242,000, or $.11 per share.

In making the announcement, Aaron D. Spencer, Chairman and Chief
Executive Officer, stated "Uno's early adoption of FAS 121 is consistent with our overall strategy to focus management attention and resources on our core business, full-service `Pizzeria Uno...Chicago Bar & Grill' restaurants. Our efforts over the past 18 months to develop and test the `Uno Pizza Takery' concept and to explore the expansion potential of the Bay Street seafood restaurant concept did not generate sufficient returns to warrant further expansion at this time. Although, we will continue to operate these businesses for the foreseeable future, we believe that no future write-downs associated with these assets will be necessary. On the other hand, because we have substantial operating leverage in our 80 company-owned full-service Pizzeria Uno restaurants, we believe we can more readily improve the Company's financial performance and enhance shareholder value by focusing on our core business, Pizzeria Uno...Chicago Bar & Grill. The casual dining segment of the restaurant industry has grown increasingly competitive, while at the same time consumers have become more discriminating and value-driven. During the past several months, we have sought to strengthen all major elements of the Pizzeria Uno concept, including value perception, concept differentiation, menu development, design improvements and advertising initiatives with one object in mind...to increase customer traffic. We believe the success of these efforts will become more apparent to our customers and shareholders beginning in the second half of fiscal 1996."

This discussion includes forward-looking statements based on current management expectations. Factors that could cause future results to differ from these expectations include the following: the Company's ability to open new restaurants and operate new and existing restaurants profitably; economic conditions in the areas in which the Company's restaurants are concentrated; the ability of the Company's franchisees to operate and develop their Pizzeria Uno restaurants; the Company's ability to compete in an industry in which competition is increasingly intense; changes in consumer tastes and eating habits; changes in local, regional and national economic conditions; inclement weather; demographic trends and traffic patterns and the types, number and location of competing restaurants; the Company's ability to anticipate and react to increases in food, labor, employee benefits and similar costs; the impact of licensing and regulation by a number of government authorities, including alcohol beverage control, health, safety, sanitation, building and fire agencies; and dependence upon key executive employees.

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                                 SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             UNO RESTAURANT CORPORATION
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                                             (Registrant)


Dated: March 4, 1996                            /s/ Craig S. Miller
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                                             Craig S. Miller, President